UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: December 15, 2016

AXION POWER INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Clover Lane

New Castle, PA 16105

(Address of principal executive offices)

(724) 654-9300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registration’s Certifying Accountant

On December 15, 2016, Frazier & Deeter, headquartered in Atlanta, Georgia, was engaged as the new independent registered public accounting firm for Axion Power International, Inc. (the “Company”) for the fiscal year ending December 31, 2016. The effective date of Frazier & Deeter’s appointment as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 is December 15, 2016. During the fiscal years ended December 31, 2014 and 2015, and the subsequent interim period through December 15, 2016, neither the Company, nor anyone acting on the Company’s behalf, has consulted with Frazier & Deeter regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, in any case where either a written report or oral advice was provided to the Company by Frazier & Deeter that Frazier & Deeter concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 8.01 Other Information

The Company previously reported that it was to receive a $250,000 deposit on or about December 1, 2016 from its prospective Chinese partner. However, the prospective partner has determined to have its Chairman visit Axion’s principal offices on January 9, 2017, and the Company expects receipt of the deposit thereafter. The Company’s reverse stock split proposal, as set forth in the Definitive Proxy Statement on Schedule 14A, filed with the SEC on October 17, 2016, did not receive the approval of the requisite number of shares to constitute shareholder approval under Delaware law. The Company anticipates again seeking shareholder approval imminently.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 16, 2016

AXION POWER INTERNATIONAL, INC.

By: /s/ Richard H. Bogan

Chairman of the Board and Chief Executive Officer